                                                                     EXHIBIT 8.1



                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                                October 17, 2000




The Advest Group, Inc.
90 State House Square
Hartford, Connecticut 06103

Ladies/Gentlemen:

         We have acted as special counsel to The Advest Group, Inc., a Delaware corporation ("Advest"), in connection with the proposed merger (the "Merger") of Advest with and into MONY Acquisition Corp., a Delaware corporation ("Merger Sub"), a wholly-owned subsidiary of The MONY Group Inc., a Delaware corporation ("MONY"), upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of August 23, 2000, by and among MONY, Merger Sub and Advest (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.


         For purposes of the opinion set forth below, we have relied, with the consent of Advest, MONY and Merger Sub, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Advest, MONY and Merger Sub, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true as if made without such qualification. We have also assumed that to the extent that such certificates state that an event is anticipated to occur in a particular manner, the event will in fact occur in the manner specified. We have also relied upon the accuracy of the Registration Statement and the proxy statement/prospectus included therein (the "Proxy Statement").


         We have also assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Registration Statement and the Proxy Statement (and no terms or conditions therein material to this opinion will be waived), (ii) the Merger will be reported by MONY, Merger Sub and Advest on their respective federal income tax returns in a manner consistent with the opinion set forth below, and (iii) the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware.

The Advest Group, Inc.
October 17, 2000
Page 2


         Based upon and subject to the foregoing, it is our opinion that, under currently applicable United States federal income tax law, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law, such as insurance companies, financial institutions, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt organizations, stockholders who hold their shares as part of a hedge, constructive sale, straddle or conversion transaction, stockholders who acquired their shares through the exercise of options or otherwise as compensation and foreign persons. In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

         We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "THE MERGER -- Material Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /s/  Wachtell, Lipton, Rosen & Katz
                                   -------------------------------------
                                   Wachtell, Lipton, Rosen & Katz